UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 27, 2010, Montpelier Re Holdings Ltd. issued a press release announcing its first quarter results, which is attached as Exhibit 99.1. The Company also posted its March 31, 2010 Financial Supplement on its website, www.montpelierre.bm, which is attached as Exhibit 99.2.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, Montpelier Re Holdings Ltd. (the “Company”) and Stanley J. Kott entered into a letter agreement (the “Letter Agreement”) which provides, among other things, for his employment with the Company to terminate on or before April 30, 2011.

Mr. Kott will leave his position as CEO of Montpelier US, effective May 1, 2010, and will remain with the Company as a special advisor to Montpelier U.S. Insurance Company until April 30, 2011 unless otherwise agreed, and in the meantime will no longer be considered an executive officer of the Company.

Pursuant to the Letter Agreement, Mr. Kott will continue to receive his usual salary and certain benefits up to the date of his termination and will receive a one-time cash payment of $100,000 on or before April 30, 2011.  In addition, provided Mr. Kott remains employed by the Company through April 30, 2011, certain unvested restricted share units which have been granted to him prior to the date of the Letter Agreement will continue to vest subject to and in accordance with the rules of the Montpelier Re Holdings Ltd. Long-Term Incentive Plan.

The foregoing is qualified in its entirety by reference to Mr. Kott’s Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement among Stanley J. Kott and Montpelier Re Holdings Ltd. dated April 23, 2010.

99.1	Press Release of the Registrant dated April 27, 2010

99.2	March 31, 2010 Financial Supplement of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

April 27, 2010	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter Agreement among Stanley J. Kott and Montpelier Re Holdings Ltd. dated April 23, 2010.

99.1	Press Release of the Registrant dated April 27, 2010

99.2	March 31, 2010 Financial Supplement of the Registrant